ACQUISITION AGREEMENT


AGREEMENT, dated as of December 23, 2000 by and between CHINA CONTINENTAL, INC., a Utah corporation (hereinafter called "China Continental"), and the shareholder of Famous Goal International Limited, Mr. Tsang Yiu Chung (hereinafter called the "Shareholder").

                                    RECITALS

WHEREAS, Famous Goal International Limited owns or controls in its respective capacity the right to sell, transfer operate and exchange 100% of two water resources located in Wulagai Development District in the northwest of Xi Lin Gol Meng in Inner Mongolia Autonmous Region, the People's Republic of China.

WHEREAS, the Shareholder owns or controls in his respective capacity the right to sell, transfer and exchange 100% of the shares (the "Sale Shares") of the capital stock of Famous Goal International Limited ("FGIL").

WHEREAS, the Shareholder wishes to sell and China Continental, Inc. wishes to acquire all of the issued and outstanding capital stock of FGIL for the consideration and upon the terms set out in this Agreement.

WHEREAS, China Continental owns or controls in its respective capacity the right to sell, transfer and exchange 30% of the shares of the capital stock of Megaway Development Limited ("MDL") representing 18% equity interest in Weifang Great Dragon Chemical Fibre Limited. MDL is a company incorporated in Western Samoa (hereinafter called "Megaway"), and its subsidiaries (hereafter collectively called the "Megaway's Group).

NOW THEREFORE, in consideration of the premises herein contained and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:

                        SALE AND PURCHASE OF SALE SHARES

1.   The   consideration   for  the   purchase  of  the  Sale  Shares  shall  be
     US$25,373,068.00 (the "Purchase Price") and subject to the terms herein the Purchase Price shall be satisfied by:

     a.   a payment of US$6,000,000.00 (the "Payment")
     b.   30% of the capital stock of Megaway Development Limited; and
     c. 131,000,000 shares of China Continental to the Shareholder or any other parties as directed by the Shareholder in exchange for which the Shareholder will deliver, or cause to be delivered to China Continental the Sale Shares of the capital stock of FGIL.



     1.1 Subject to the terms of this Agreement, the Shareholder shall as beneficial owner sell and China Continental shall purchase the Sale Shares free from all or any options, liens, charges and encumbrances and with all rights which are now attached thereto and/or which hereafter may attached thereto.

     1.2 The effective date of the purchase of the Sale Shares shall be the date hereof. If in any respect the provisions of this Agreement are not complied with on the date hereof the party not in default may:

     (i) defer completion to a date not more than sixty days after the date of this Agreement when the provisions of this Clause 1 shall apply to completion so deferred; or
     (ii) proceed to completion so far as practicable (without prejudice to its rights hereunder); or
     (iii) rescind this Agreement.

                                   COMPLETION

     2. Completion shall take place at the Hong Kong office of China Continental, Inc. in December 23, 2000 ("Closing Date") when the Shareholder shall deliver to China Continental or procure the delivery to China Continental of duly executed transfers of the Sale Shares in favor of the China Continental (or as China Continental may direct) together with the relative share certificate and any other documents, waivers and consents which China Continental requires to obtain good title to and the full beneficial ownership of the Sale Shares and which may be necessary to enable China Continental to procure them to be registered in its name and/or the name of is nominees.

     2.1 The Shareholder shall procure that at completion upon the transfers of the Sale Shares shall be approved for registration and China Continental and/or its nominees be registered as the holder of the Sale Shares comprised therein and that such person as China Continental may nominate to the Board of Directors of FGIL are appointed.

     2.2 The performance by the Shareholder of their obligations under this Clause 2 shall be a condition precedent to the performance by China Continental of its obligations under Clause 1 and this Clause 2 to the intent that if the Shareholder shall fail or be unable to perform any their said obligations then China Continental shall at its option (and without prejudice to any other remedies or rights which it may have against the Shareholder in respect of such non-performance) cease to be liable to perform their obligations under Clause 2 and this Clause 3.

                         REPRESENTATIONS AND WARRANTIES

     3. The Shareholder represents and warrants to China Continental, all of which representations and warranties shall be true at the time of closing, and shall survive the Closing Date for a period of twelve months from the Closing Date, or from the date when the accounts receivables may become due and payable, whichever shall be later, that:

          a. FGIL is corporations duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power to own their property and carry on their businesses as and where it is now being conducted. Certified copies of the Memorandum & Articles of Association and the By-laws for FGIL has heretofore been furnished by the Shareholder to China Continental, and such documents are true and correct copies of the Articles of Incorporation and By-laws of the company and include all amendments thereto to the date hereof.

          b. The authorize capital stock of FGIL is 50,000 shares made up of one class and one series of shares divided into 50,000 shares of US$1.00 each, of which 1 share is presently issued and outstanding.

          c. The Shareholder has the full power to exchange its Sale Shares of the capital stock of FGIG upon the terms provided for in this Agreement, and all such shares has been duly and validly issued, and are free and clear of any lien or other encumbrances.

          d. The financial statements of FGIL for the six months ended November 30, 2000, will not differ materially from the unaudited management accounts of the due diligence report and will constitute true and correct statements as of such date of the financial condition of FGIL and of its assets, liabilities and income, prepared in accordance with generally accepting accounting principles of the United States consistently applied, and that from November 30, 2000, and until the date of closing, no dividends or distributions of capital, surplus, or profits has been paid or declared by the member of the FGIL in redemption of its outstanding shares or otherwise, nor have any additional shares been issued by FGIL.

          e. Since May 20, 2000, FGIL has not engaged in any transaction other than transactions in the nominal course of the operations of their business, except as specifically authorized by China Continental in writing.

          f. FGIL is not involved in any pending or threatened litigation which would materially adversely affect their financial condition.

          g. FGIL has and will have at the Closing Date, good and marketable title to all of their property and assets free and clear of any and all liens, encumbrances or restrictions, and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to their real property which do not materially affect the present or value of such real property.

          h. The FGIL does not have, nor will they have on the Closing Date any long-term contracts ("long-term" being defined as more than one year)

     3.1 The Shareholder acknowledges that China Continental has entered into this Agreement in full reliance upon the Warranties; and warrant and represent to China Continental that the Warranties (other than any warranty fully performed at Completion) shall not in any respect be extinguished or affected by Completion. Completion shall not be or be deemed to be in waiver by China Continental of any breach of this Agreement whether or not known to China Continental prior to Completion.

     3.2 China Continental represent and warrants to the shareholder, all of which representations and warranties shall be true at the time of closing, and shall survive the Closing Date for a period of twelve months from the Closing Date, or from the date when the accounts receivable may become due and payable, whichever shall be later, that:

          a. Members of the Megaway's Group and its subsidiaries are corporations duly organized and validly existing and in good standing under the laws of the jurisdiction of their incorporation and have the corporate power to own their property and carry on their businesses as and where it is now being conducted. Certified copies of the Memoranda & Articles of Association and the By-laws for Megaway's Group have heretofore been furnished by the Shareholders to China Continental, and such documents are true and correct copies of the Articles of Incorporation and By-laws of each company and include all amendments thereto to the date hereof.

          b. The authorized capital stock of Megaway is 1,000,000 shares made up of one class and one series of shares divided into 1,000,000 shares of US$1.00 each, of which 10,000 shares are presently issued and outstanding.

          c. China Continental has the full power to exchange the capital stock of Megaway upon the terms provided for in this Agreement, and all such shares have been duly and validly issued, and are free and clear of any lien or other encumbrance.

          d. The consolidated financial statements of Weifang Great Dragon Chemical Fibre Limited for the twelve months ended December 31, 1999, will not differ materially from the unaudited management accounts of the due diligence report and will constitute true and correct statements as of such date of the financial condition of each member of the Megaway's Group and of their assets, liabilities and income, prepared in accordance with generally accepted accounting principles of the United States consistently applied, and that from December 31, 1999, and until the date of closing, no dividends or distributions of capital, surplus, or profits has been paid or declared by any member of the Megaway's Group in redemption of its outstanding shares or otherwise, nor have any additional shares been issued by Megaway's Group.

          e. Since December 31, 1999, Megaway's Group has not engaged in any transaction other than transactions in the nominal course of the operations of their business, except as specifically authorized by the shareholder in writing.

          f.  Megaway's  Group is not  involved  in any  pending  or  threatened
     litigation  which  would   materially   adversely  affect  their  financial
     condition.

          g. The Megaway's Group has and will have at the Closing Date, good and marketable title to all of their property and assets free and clear of any and all liens, encumbrances or restrictions, and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to their real property which do not materially affect the present or value use of such real property.

          h. The Megaway's Group does not have, nor will they have on the Closing Date any long-term contracts ("long-term" being defined as more than on year).

                     CONDUCT AND BUSINESS OF DIRECTORS, ETC.

4. Between the date hereof and the Closing Date, FGIL shall conduct their business in the same manner in which it has heretofore been conducted, and China Continental will not permit FGIL (i) enter into any contract, etc., other than in the ordinary course of business, or (ii) declare or make any distribution of any kind to the shareholder.

           ACCESS TO TILE PROPERTIES AND BOOKS OF MEGAWAY'S COMPANIES

5. The Shareholder hereby grants to China Continental and its duly authorized representatives, during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of FGIL and full opportunity to examine each of FGIL's company books and records.

                        CONFIDENTIALITY AND ANNOUNCEMENTS

6. Pending any public announcement of the sale and purchase hereby agreed the Shareholder and China Continental shall each use their respective best endeavors to keep the transaction and the terms thereof strictly confidential. No announcement regarding this transaction or its terms whether to the public, the trade or otherwise shall be made by either of the parties without the express consent in writing of the other.

                                FURTHER ASSURANCE

7. At any time after the date hereof the Vendors shall at the request of China Continental execute such documents and do such acts and things as China
     Continental may reasonably require for the purpose of vesting the Sale Shares in China Continental or its nominees and giving to China Continental the full benefit of all the provisions of this Agreement.

8. The failure by China Continental at any time(s) to require full and complete compliance with any term, condition or requirement of this Agreement shall in no way affect its right to enforce such provisions at such other time as it shall desire. No waiver by China Continental of any condition or breach of any item, covenant or Warranty hereof shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or demand to be or construed as the waiver of any other breach of any other term, covenant or Warranty in this Agreement. China Continental may release or compromise the liability of either of the Vendors hereunder or grant time or other indulgences to a Vendor or Warrantor or Covenant without affecting the liability of the other Vendor, Covenant or Warrantor hereunder.

                         SURVIVAL OF CERTAIN PROVISIONS

9. This Agreement shall remain in force and effect after Completion in respect of any matters, covenants or conditions which shall not have been done, observed or performed prior thereto and all representations, warranties and obligations of the parties shall (except for any obligations fully performed on Completion) continue in full force and effect notwithstanding the completion of the sale and purchase hereby agreed to be made.

                                ENTIRE AGREEMENT

10. This Agreement (together with any documents referred to herein) constitutes the whole agreement between the parties hereto relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by an authorized representative for and on behalf of the parties hereto or by their respective solicitors.

                               COSTS AND EXPENSES

11. Each party hereto shall pay its own costs and expenses incident to the preparation of this Agreement and to the consummation of the transaction contemplated herein.

a. This Agreement shall be controlled, construed and enforced in accordance with the laws if the State of Utah.

b. This Agreement shall not be assigned by either party without the prior written consent of the other.

c. All paragraph headings herein are inserted for convenience only. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and which when taken together shall constitute one and the same instrument.

d. This Agreement sets forth the entire understanding between the parties, there being no terms, conditions, representations or warranties other than those contained herein, and no amendments hereto shall be valid unless in writing and signed by all parties hereto.

e.   This Agreement  shall be binding upon and shall inure to the benefit of the
     heirs,   executors,   administrators,   successors   and   assigns  of  the
     Shareholders and upon the successors and assigns of China Continental.

f. All notices, requests, instructions, or other documentation to be given hereunder shall be in writing and sent by registered mall:

                If to the Shareholders then:       To the  names  and
                                                   address set out on
                                                   the signature page
                                                   under the  heading
                                                   "Shareholder".

                If to China Continental then:      China Continental, Inc.
                                                   440 Louisiana, #475
                                                   Houston, TX 77002

                With copies to                     Mr.  Shang Ji Jai
                                                   Chairman
                                                   China Continental, Inc.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and have caused their respective corporate seats to be affixed hereto as of the date and year first above written.


                                                     CHINA CONTINENTAL, INC.

                                                      /s/
                                                     ---------------------------
                                                     Director

ATTEST:



----------------------
Secretary

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and have caused their respective corporate seats to be affixed hereto as of the date and year first above written.



                                                     Tsang Yiu Chung

                                                       /s/
                                                     ---------------------------
                                                     Shareholder